Exhibit 10.4* — Form 20F 2004 Las Vegas From Home.com
April 15, 2005

Via Email: ag@windowscasino.com
ag@casinocash.com

International Interactive Ventures
PO Box 35, Tefen Industrial Park
Migdal Tefen,
Israel, 24959

Attn: Andrew G. Szabo
          President

Dear Andrew,

Re:	Loan Agreement dated June 15, 2004 between Las Vegas From Home.com Entertainment Inc. (“LVFH”) and International Interactive Ventures (“International”) (the “Loan Agreement”)

In respect to the Loan Agreement, it is our understanding that you have verbally communicated to our President and CEO, Jake Kalpakian, that in consideration for the early repayment of the Loan on March 15, 2005, International has decided and agreed to forever forgive all the outstanding and future bonus payments that are payable pursuant to the Loan Agreement, and that the Loan Agreement is cancelled and of no further force or effect, and that LVFH and Action Poker Gaming Inc., shall be deemed to have fulfilled all of their obligations to International pursuant to the Loan Agreement.

If our understanding is accurate, then please indicate International’s agreement by signing and dating at the bottom of this letter and after doing so, please kindly fax it to (604) 681-9428.

Yours sincerely,
LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

“Bedo H. Kalpakian”

Bedo H. Kalpakian
Chairman

BK/pk

I, Andrew G. Szabo, President of International Interactive Ventures, hereby acknowledge receipt of this letter, and hereby confirm that I, on behalf of International, understand, accept and agree with the contents of this letter.

Signature

Date

Las Vegas From Home.com Entertainment Inc.
6th Floor, 1199 West Hastings Street,
Vancouver, B.C. Canada V6E 3T5
Tel: (604) 681-0204 Fax: (604) 681-9428
Website: www.lvfh.com email: info@lvfh.com

Las Vegas From Home.com Entertainment Inc. 6th Floor, 1199 West Hastings Street, Vancouver, B.C. Canada V6E 3T5 Tel: (604) 681-0204 Fax: (604) 681-9428 Website: www.lvfh.com email: info@lvfh.com